REGISTRATION NO. 33-_____


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                          RESIDENTIAL FUNDING MORTGAGE
                               SECURITIES II, INC.
        (Exact name of registrant as specified in governing instruments)

                                    Delaware
                            (State of Incorporation)

                                  (41-1808858)
                     (I.R.S. Employer Identification Number)

                         8400 Normandale Lake Boulevard
                          Minneapolis, Minnesota 55437
                                 (612) 832-7000
   (Address and telephone number of Registrant's principal executive offices)

                        Christopher J. Nordeen, President
                          Residential Funding Mortgage
                               Securities II, Inc.
                         8400 Normandale Lake Boulevard
                          Minneapolis, Minnesota 55437
                                 (612) 832-7000
            (Name, address and telephone number of agent for service)



                                   Copies to:

                            Robert L. Schwartz, Esq.
                            GMAC Mortgage Group, Inc.
                            3031 West Grand Boulevard
                             Detroit, Michigan 48232


Stephen S. Kudenholdt, Esq.
Paul D. Tvetenstrand, Esq.                      Katharine I. Crost, Esq.
  Thacher Proffitt & Wood                    Orrick, Herrington & Sutcliffe
  Two World Trade Center                          599 Lexington Avenue
 New York, New York 10048                       New York, New York 10022


      Approximate date of commencement of proposed sale to the public: From time to time on or after the effective date of this Registration Statement.

      If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest plans, please check the following box.
[X]

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]_________________

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]_________________

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------
                                                    Proposed      Proposed
                                                    Maximum       Maximum
                                     Amount         Offering     Aggregate     Amount of
    Title of Securities Being   to be Registered     Price        Offering   Registration
           Registered                 (2)         Per Unit (1)   Price (1)      Fee (2)
-----------------------------------------------------------------------------------------

Home Equity Loan                 $2,000,000,000       100%     $2,000,000,000  $606,061
Pass-Through Certificates and
Home Equity Loan-Backed
Notes (Issuable in Series)
-----------------------------------------------------------------------------------------


[NY01B:322231.1]  16069-00377  05/28/97 12:40pm

(1) $826,896,987.57 aggregate principal amount of Home Equity Loan Pass-Through Certificates and Home Equity Loan-Backed Notes registered by the Registrant under Registration Statement No. 33-80419 referred to below and not previously sold are consolidated in this Registration Statement pursuant to Rule 429. All registration fees in connection with such unsold amount of Home Equity Loan Pass-Through Certificates and Home Equity Loan-Backed Securities have been previously paid by the Registrant under the foregoing Registration Statement. Accordingly, the total amount registered under the Registration Statement as so consolidated as of the date of this filing is $2,826,896,987.57.

(2)       Estimated solely for the purpose of calculating the registration fee.

                                                -----------------------------

          The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

          Pursuant to Rule 429 of the Securities Act of 1933, the prospectuses which are part of this Registration Statement are combined prospectuses and include all the information currently required in the prospectus relating to the securities covered by Registration Statement No. 33-80419 previously filed by the Registrant. This Registration Statement which relates to $2,826,896,987.57 aggregate principal amount of Home Equity Loan Pass-Through Certificates and Home Equity Loan-Backed Notes, constitutes Post-Effective Amendment No.
1 to Registration Statement 33-80419.



[NY01B:322231.1]  16069-00377  05/28/97 12:40pm

                                                 EXPLANATORY NOTE

    This Registration Statement includes (i) a basic prospectus relating to Home Equity Loan Pass-Through Certificates, (ii) an illustrative form of prospectus supplement for use in an offering of Home Equity Loan Pass-Through Certificates with underlying collateral consisting of open-end home equity lines of credit ("Version I-A"), (iii) an illustrative form of prospectus supplement for use in an offering of Home Equity Loan Pass-Through Certificates with underlying collateral consisting of closed-end home equity loans ("Version I-B"), (iv) a basic prospectus relating to Home Equity Loan-Backed Notes and (v) an illustrative form of prospectus supplement for use in an offering of Home Equity Loan-Backed Notes with underlying collateral consisting of open-end home equity lines of credit ("Version I-C").

[NY01B:322231.1]  16069-00377  05/28/97 12:40pm

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